EXHIBIT NO. 21

21.  SUBSIDIARIES  (all wholly-owned, except where otherwise indicated)
     ------------
                                                                    State of
                     Name                                         Incorporation
                     ----                                         -------------
     AAlert Paging Company                                         Delaware
       Subsidiaries of AAlert Paging Company:
         AAlert Paging Company of Sacramento                       California
         AAlert Paging Company of San Diego                        California
         AAlert Paging Company of San Francisco                    California
     Blue Mountain Consolidated Water Company                      Pennsylvania
     Citizens Cable Company                                        Delaware
     Citizens Communications Services, Inc.                        California
     Citizens Mohave Cellular Company                              Delaware
     Citizens Resources Company                                    Delaware
     Citizens Telecommunications Company                           Delaware
     Citizens Telecommunications Company of California             California
     Citizens Telecommunications Company of Idaho                  Delaware
     Citizens Telecommunications Company of Montana                Delaware
     Citizens Telecommunications Company of New York               New York
     Citizens Telecommunications Company of Oregon                 Delaware
     Citizens Telecommunications Company of Utah                   Delaware
  *  Citizens Utilities Company of California                      California
  *  Citizens Utilities Company of Illinois                        Illinois
     Citizens Utilities Company of Ohio                            Ohio
  *  Citizens Utilities Company of Pennsylvania                    Pennsylvania
     Citizens Utilities Home Water Company                         Pennsylvania
     Citizens Utilities Rural Company, Inc.                        Delaware
  *  Citizens Utilities Water Company of Pennsylvania              Pennsylvania
     CU CapitalCorp                                                Delaware
       Subsidiary of CU CapitalCorp:
         Electric Lightwave, Inc.                                  Delaware
     Electric Energy Export Corporation                            Arizona
  *  Flowing Wells, Inc.                                           Indiana
  *  Francis Land and Water Company                                California
     Glen Alsace Water Company                                     Pennsylvania
     Havasu Water Company, Inc.                                    Arizona
  *  Lake Heritage Utilities, Inc.                                 Pennsylvania
  *  Larkfield Water Company                                       California
     LGS Concord Corporation                                       Minnesota
     LGS Natural Gas Company                                       Louisiana
     LGS Securities, Inc.                                          Louisiana
     Southwestern Capital Corporation                              Delaware
     Southwestern Investments, Inc.                                Nevada
  *  Sun City Sewer Company                                        Arizona
  *  Sun City Water Company                                        Arizona
     Sun City West Utilities Company                               Arizona
  *  Tubac Valley Water Company, Inc.                              Arizona
     Utilities Advances Corporation                                New York
     Valley Utility Company                                        Ohio



  * Subsidiaries subject to the Indenture of Mortgage and Deed of Trust dated as of March 1, 1947, as supplemented.